Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports Fourth Quarter and Full Year 2016 Results

BRENTWOOD, Tenn. – (February 27, 2017) AAC Holdings, Inc. (NYSE: AAC) announced its results for the fourth quarter and year ended December 31, 2016. All comparisons included in this release are to the comparable prior year period unless otherwise noted.

Fourth Quarter and Full Year 2016 Operational and Financial Highlights:

•	Total residential bed count increased 27% to 1,140 for the quarter and sober living totaled 202
•	Effective residential bed count increased 36% to 1,067 for the quarter
•	Client admissions increased 25% to 3,078 for the quarter and increased 53% to 11,849 for the year
•	Average daily residential census increased 25% to 835 for the quarter and increased 46% to 818 for the year; average sober living census was 128 for the quarter
•	Outpatient visits increased 265% to 15,817 for the quarter and increased 282% to 49,173 for the year
•	Revenues increased 24% to $72.4 million for the quarter and increased 32% to $279.8 million for the year
•

Net income to common stockholders was $0.5 million for the quarter, or $0.02 per diluted common share, and net loss to common stockholders was ($0.6) million for the year, or ($0.03) per diluted common share

•	Adjusted EBITDA increased 18% to $11.1 million for the quarter and increased 8% to $47.7 million for the year (see non-GAAP reconciliation herein)
•	Adjusted earnings per diluted common share was $0.15 for the quarter and $0.71 for the year (see non-GAAP reconciliation herein)

Amendment of Senior Secured Credit Agreement

•

On February 27, 2017, the Company amended the terms of its senior secured credit facility to, among other items, extend the previously scheduled step down in its total leverage covenant from 4.25x to 4.0x from March 31, 2017 to December 31, 2017, and to provide for additional Adjusted EBITDA add backs under its covenant calculation to account for its February 2017 reduction in workforce

De Novo and Acquisition Highlights:

•	In February 2017, received Joint Commission (JCAHO) accreditation for Laguna Treatment Hospital
•

In December 2016, leased one floor from New Orleans East Hospital to operate 36 in-network beds that will provide detoxification and residential treatment services. The beds are expected to be operational in the first half of 2017, subject to receiving licensure, and will be operated by Townsend’s clinical staff

•

Placed into operation 28 sober living beds in Las Vegas and 34 sober living beds in Arlington in the fourth quarter of 2016 and as of December 31, 2016, operated 114 sober living beds in Las Vegas, 64 sober living beds in Arlington and 24 sober living beds in Oxford

“2016 was a year of significant growth as we grew from 897 to 1,140 residential beds, and we expanded into the sober living space with the addition of over 150 beds to facilitate our outpatient business,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “The combination of organic and acquisition growth enabled us to increase our admissions by over 50%, while leveraging a significant decrease in our advertising and marketing costs. With the growth in residential and outpatient facility revenue, we were able to reduce the percentage of total revenue from our point-of-care drug testing and diagnostic laboratory services.  However, despite the improvement in top-line growth, the over $8 million invested in de novo start-up expenses and approximately $8 million of expense incurred on the California legal matter contributed to a slight net loss to stockholders for the year.”

"Looking ahead to 2017, we remain focused on delivering exceptional clinical quality, driving revenue and reducing our operating costs.  We expect to increase our business development team by over 50% to drive utilization of our beds which will in turn drive better margins at our facilities.  We expect a significant decrease of de novo start-up expenses in 2017.  Our Laguna Treatment Hospital should generate significant margin contribution in 2017 now that we have received JCAHO accreditation, and Townsend and Solutions should substantially increase their contribution from last year.  We also expect the standalone lab business, including third-party lab, to deliver similar financial results as we experienced in 2016 while continuing to decrease as a percentage of our total revenue.  In terms of reducing our operating costs, we completed a 5% reduction of our workforce across the company on February 3rd that we expect will result in total savings of over $8 million in 2017.”

"Looking beyond 2017, we are committed to continuing to diversify our payor mix as we expect to further expand our in-network beds and explore government pay options at our hospitals and outpatient centers.  Based on our current pipeline, we expect to have over 1,600 residential and sober living beds by the end of 2018, representing an opportunity for us to grow our business by over 50% in the next three to five years.”

Fourth Quarter 2016 compared with Fourth Quarter 2015

Revenues in the fourth quarter of 2016 increased to $72.4 million compared with $58.3 million for the same period in the prior year. Revenues were positively impacted by acquisitions and de novo projects, as well as an increase in average daily residential census and outpatient visits at our 18 standalone outpatient centers. As expected, our average daily residential revenue declined 5% to $802 for the fourth quarter of 2016 from $840 for the same period in 2015. The year-over-year decline in the average daily residential revenue was significantly impacted by a greater percentage of client related revenues being derived from in-network beds in 2016 as compared with the same period in the prior year combined with a decrease in point-of-care drug testing and diagnostic laboratory services as a percentage of client related revenue.  Point-of-care and diagnostic laboratory services as a percentage of client related revenue were 20% for the quarter, flat when compared to the prior year, and decreased from 28% in the prior year to 24% for the 2016 year.

Operating expenses increased to $73.6 million in the fourth quarter of 2016 from $60.4 million in the prior year period primarily related to the growth in our residential average daily census and outpatient visits combined with an increase in salaries, wages and benefits. Salaries, wages and benefits, as a percentage of total revenues, were 50% in the fourth quarter of 2016, flat when compared with the prior year.

Net income to stockholders was $0.5 million, or $0.02 per diluted common share, in the fourth quarter of 2016 compared with net income of $0.4 million, or $0.02 per diluted common share, in the prior year period. Adjusted EBITDA increased to $11.1 million compared with $9.4 million for the same period in the prior year. Adjusted net income available to stockholders decreased to $3.4 million, or $0.15 per diluted common share, compared with $3.8 million, or $0.17 per diluted common share, for the same period in the prior year. Adjusted net income available to stockholders, adjusted diluted earnings per share and Adjusted EBITDA are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures, net income available to stockholders, diluted earnings per common share and net income, respectively, are included in this release.

De Novo Activity and Bed Expansion Pipeline

By the end of the fourth quarter of 2016, Laguna Treatment Hospital was treating an average of 37 clients out of 50 staffed beds. The facility received Joint Commission (JCAHO) accreditation on February 14, 2017 and is licensed for 93 beds.

At the 100-bed Oxford Treatment Center in Mississippi, an additional 24 detoxification and 48 sober living beds are currently anticipated to be completed by the end of the second quarter of 2017.

The Company currently anticipates having 124 sober living beds at Resolutions Arlington opened by the end of the second quarter of 2017.

The Company continued development of a 150-bed residential treatment center in Ringwood, New Jersey which is expected to open in 2018.

Balance Sheet and Cash Flows

As of December 31, 2016, AAC Holdings’ balance sheet reflected cash and cash equivalents of $4.0 million, net property and equipment of $141.3 million and total debt of $189.1 million. Capital expenditures in the fourth quarter of 2016 totaled $7.3 million. Cash flows used in operations totaled $1.2 million for the fourth quarter of 2016 compared with cash flows provided by operations of $0.4 million in the prior year period. Cash expenditures related to the California matter totaled $2.5 million and $1.8 million for the fourth quarters of 2016 and 2015, respectively.  Exclusive of the cash expenditures related to the California matter, we would have generated positive cash flows from operations of $1.3 million for the fourth quarter of 2016.  Days sales outstanding (“DSO”) was 111 for the fourth quarter of 2016 compared with 96 for the prior year period. Our DSO’s continue to be impacted by increased documentation requests by commercial payors prior to payment and slower collections related to laboratory services. Provision for doubtful accounts was 8.7% of total revenues for the fourth quarter of 2016 compared with 8.9% of total revenues for the prior year period.

2017 Outlook

AAC introduced its guidance for the full year 2017.  Revenues are expected to be in the range of $295 million to $305 million.   This estimate is based on average daily residential census of 890 to 900 and an average daily residential revenue of $725 to $750.

Adjusted EBITDA is expected to be in the range of $52 million to $54 million and adjusted earnings per diluted common share is expected to be in the range of $0.50 to $0.58. Assumptions also include an annual effective tax rate of 37% to 39% and diluted weighted-average common shares outstanding of approximately 23 million for the year.

This outlook does not include the impact of any future acquisitions, transaction-related costs, litigation settlement and expenses related to legal defenses.

With respect to our “2017 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on our future GAAP financial results.

Earnings Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, on February 28, 2017, at 8:00 a.m. CT. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available through March 7, 2017, by dialing (412) 317-0088 and entering the replay access code: 10100560.

The live audio webcast of the Company’s quarterly conference call will be available online at ir.americanaddictioncenters.org. The online replay will be available on the website one hour after the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (vii) our failure to achieve anticipated financial results from prior acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business and reputation and potential economic consequences with the civil securities claims brought by shareholders; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; and (xv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues
Client related revenue	$71,146	$55,450	$270,569	$205,752
Other revenue	1,206	2,832	9,201	6,509
Total revenue	72,352	58,282	279,770	212,261
Operating expenses
Salaries, wages and benefits	36,432	29,522	141,073	91,406
Client related services	6,987	4,923	24,446	15,754
Provision for doubtful accounts	6,265	5,188	21,485	18,113
Advertising and marketing	4,682	5,294	18,275	20,821
Professional fees	3,014	3,603	16,468	10,316
Other operating expenses	9,009	6,664	29,627	22,708
Rentals and leases	1,831	1,856	7,363	5,298
Litigation settlement	202	—	1,292	2,379
Depreciation and amortization	4,917	2,900	17,686	7,837
Acquisition-related expenses	263	484	2,691	3,401
Total operating expenses	73,602	60,434	280,406	198,033
(Loss) income from operations	(1,250)	(2,152)	(636)	14,228
Interest expense	2,325	1,181	8,175	3,607
Gain on contingent consideration	(1,350)	—	(1,350)	—
Bargain purchase gain	—	(1,775)	—	(1,775)
Other income, net	(587)	(697)	(500)	(725)
(Loss) income before income tax expense	(1,638)	(861)	(6,961)	13,121
Income tax (benefit) expense	(335)	(223)	(1,220)	4,780
Net (loss) income	(1,303)	(638)	(5,741)	8,341
Less: net loss attributable to noncontrolling interest	1,781	1,086	5,152	2,833
Net income (loss) attributable to AAC Holdings, Inc. stockholders	478	448	(589)	11,174
BHR Series A Preferred Unit dividend	—	—	—	(147)
Redemption of BHR Series A Preferred Units	—	—	—	(534)
Net income (loss) available to AAC Holdings, Inc. common stockholders	$478	$448	$(589)	$10,493

Basic earnings per common share	$0.02	$0.02	$(0.03)	$0.49
Diluted earnings per common share	$0.02	$0.02	$(0.03)	$0.48
Weighted-average common shares outstanding:
Basic	23,048,474	22,002,587	22,718,117	21,605,037
Diluted	23,061,065	22,047,801	22,718,117	21,661,259

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	December 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$3,964	$18,750
Accounts receivable, net of allowances	87,334	60,934
Prepaid expenses and other current assets	5,181	6,840
Total current assets	96,479	86,524
Property and equipment, net	141,307	109,724
Goodwill	134,396	108,722
Intangible assets, net	10,356	9,470
Deferred tax assets	598	—
Other assets	748	1,609
Total assets	$383,884	$316,049

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,155	$7,878
Accrued liabilities	26,742	21,653
Current portion of long-term debt	9,445	3,611
Current portion of long-term debt – related party	—	1,195
Total current liabilities	45,342	34,337
Deferred tax liabilities	—	1,195
Long-term debt, net of current portion	179,661	140,335
Other long-term liabilities	4,093	3,694
Total liabilities	229,096	179,561

Stockholders’ equity	165,106	141,654
Noncontrolling interest	(10,318)	(5,166)
Total stockholders’ equity including noncontrolling interest	154,788	136,488
Total liabilities and stockholders’ equity	$383,884	$316,049

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Twelve Months Ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net (loss) income	$(5,741)	$8,341
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for doubtful accounts	21,485	18,113
Depreciation and amortization	17,686	7,837
Equity compensation	8,823	5,757
Loss on disposal of property and equipment	163	365
Gain on contingent consideration	(1,350)	—
Bargain purchase gain	—	(1,775)
Amortization of debt issuance costs	633	261
Deferred income taxes	(1,793)	962
Changes in operating assets and liabilities:
Accounts receivable	(45,838)	(46,097)
Prepaid expenses and other assets	2,510	(1,924)
Accounts payable	824	5,061
Accrued liabilities	3,135	9,463
Other long term liabilities	(394)	(171)
Net cash provided by operating activities	143	6,193
Cash flows from investing activities:
Purchase of property and equipment	(37,304)	(51,525)
Acquisition of subsidiaries, net of cash acquired	(19,150)	(90,187)
Escrow funds held on acquisition	—	(1,100)
Purchase of intangible assets	—	(540)
Purchase of other assets, net	—	(50)
Net cash used in investing activities	(56,454)	(143,402)
Cash flows from financing activities:
Proceeds from revolving line of credit, net	22,000	47,000
Proceeds from long-term debt, net	27,500	100,218
Payments on long-term debt and capital leases	(6,210)	(27,572)
Repayment of long-term debt — related party	(1,195)	(542)
Repayment of subordinated notes payable	—	(945)
Payment of debt issuance costs	(570)	(2,211)
Redemption of BHR Series A Preferred Units	—	(8,529)
Net cash provided by financing activities	41,525	107,419
Net change in cash and cash equivalents	(14,786)	(29,790)
Cash and cash equivalents, beginning of period	18,750	48,540
Cash and cash equivalents, end of period	$3,964	$18,750

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Operating Metrics:
Average daily residential census[1]	835	670	818	562
Outpatient visits[2]	15,817	4,328	49,173	12,879
Average daily residential revenue[3]	$802	$840	$800	$940
Average net daily residential revenue[4]	$734	$759	$735	$854
New admissions[5]	3,078	2,462	11,849	7,763
Bed count at end of period[6]	1,140	897	1,140	897
Effective bed count at end of period[7]	1,067	785	1,067	785
Average effective bed utilization [8]	79%	84%	82%	88%
Days sales outstanding (DSO)[9]	111	96	114	105

1  Includes client census at all of our owned and leased residential facilities.

2  Represents the total number of outpatient visits at our stand-alone outpatient centers during the period.

3  Average daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities during the period divided by the product of the number of days in the period multiplied by average daily residential census.

4  Average net daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily residential census.

5  Includes total client admissions at our owned and leased residential facilities for the period presented.

6  Bed count at end of period includes all beds at owned and leased inpatient facilities.

7  Effective bed count at end of period represents beds for which our facilities are staffed based on planned census.

8 Average effective bed utilization represents average daily residential census divided by the average effective beds    during the quarter.

9  Revenues per day is calculated by dividing the revenues for the period by the number of days in the period. Days sales outstanding is then calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the period divided by revenues per day.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except per share amounts)
Reconciliation of Adjusted EBITDA to Net (Loss) Income
	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net (loss) income	$(1,303)	$(638)	$(5,741)	$8,341
Non-GAAP Adjustments:
Interest expense	2,325	1,181	8,175	3,607
Depreciation and amortization	4,917	2,900	17,686	7,837
Income tax (benefit) expense	(335)	(223)	(1,220)	4,780
Stock-based compensation and related tax reimbursements	1,984	1,613	8,823	5,757
Litigation settlement and California matter related expense	1,093	1,678	8,690	5,446
Acquisition-related expense	406	760	3,252	3,801
De novo start-up and other expense	3,395	2,777	8,663	3,369
Facility closure operating losses and expense	—	1,116	771	3,114
Gain on contingent consideration	(1,350)	—	(1,350)	—
Bargain purchase gain	—	(1,775)	—	(1,775)
Adjusted EBITDA	$11,132	$9,389	$47,749	$44,277

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Client Related Revenue Net of De novo and Facility Closure Operating Losses and Certain Operating Expenses to Client Related Revenue and Certain Operating Expenses

The table below provides supplemental detail on how certain Non-GAAP adjustments impact client related revenue and certain operating expenses.  Management believes these Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends and enhance the investors’ ability to compare period-to-period financial results.

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Client related revenue	$71,146	$55,450	$270,569	$205,752
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(2,137)	(4,782)	(6,245)	(4,782)
Facility closure operating losses and expense(2)	—	(440)	12	(3,693)
Client related revenue net of de novo and facility closure operating losses	$69,009	$50,228	$264,336	$197,277

Salaries, wages and benefits	36,432	29,522	141,073	91,406
Non-GAAP Adjustments:
Stock-based compensation	(1,984)	(1,613)	(8,823)	(5,757)
De novo start-up expense and other(1)	(2,996)	(3,751)	(8,831)	(4,040)
Facility closure operating losses and expense(2)	—	(606)	(4)	(2,415)
Adjusted salaries, wages, and benefits	$31,452	$23,552	$123,415	$79,194

Client related services	$6,987	$4,923	$24,446	$15,754
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(404)	(410)	(1,345)	(416)
Facility closure operating losses and expense(2)	—	(283)	(3)	(1,206)
Adjusted client related services	$6,583	$4,230	$23,098	$14,132

Provision for doubtful accounts	$6,265	$5,188	$21,485	$18,113
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(98)	(36)	(120)	(36)
Facility closure operating losses and expense(2)	—	(116)	(54)	(610)
Adjusted provision for doubtful accounts	$6,167	$5,036	$21,311	$17,467

Advertising and marketing	$4,682	$5,294	$18,275	$20,821
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(849)	(1,509)	(2,091)	(1,521)
Facility closure operating losses and expense(2)	—	(200)	(1)	(1,055)
Adjusted advertising and marketing	$3,833	$3,585	$16,183	$18,245

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Client Related Revenue Net of De novo and Facility Closure Operating Losses and Certain Operating Expenses to Client Related Revenue and Certain Operating Expenses (continued)
	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Professional fees	$3,014	$3,603	$16,468	$10,316
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	(891)	(1,678)	(7,440)	(3,067)
Acquisition-related expense	(143)	(276)	(561)	(400)
De novo start-up expense and other(1)	(47)	(60)	(132)	(68)
Facility closure operating losses and expense(2)	—	(29)	(4)	(173)
Adjusted professional fees	$1,933	$1,560	$8,331	$6,608

Other operating expenses	$9,009	$6,664	$29,627	$22,708
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(1,060)	(1,127)	(1,973)	(1,404)
Facility closure operating losses and expense(2)	—	(156)	(176)	(637)
Adjusted other operating expenses	$7,949	$5,381	$27,478	$20,667

Rentals and leases	$1,831	$1,856	$7,363	$5,298
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(78)	(684)	(385)	(684)
Facility closure operating losses and expense(2)	—	(166)	(351)	(711)
Adjusted rentals and leases	$1,753	$1,006	$6,627	$3,903

(1)

De novo start-up expenses and other primarily relate to de novo facility net operating losses with respect to the opening of a de novo facility and continuing for a period of time after the facility has begun to accept clients, historically six to nine months, as the operations and census increase to what we believe are normalized operating levels.

(2)	Facility closure and operating losses and expenses include both the operating losses and expenses associated with the facility closure of The Academy and FitRx for all periods presented.

Reconciliation of Adjusted Net Income Available to AAC Holdings, Inc. Common Stockholders to Net Income Available to AAC Holdings, Inc. Common Stockholders
	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net (loss) income available to AAC Holdings, Inc. common stockholders	$478	$448	$(589)	$10,493
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	1,093	1,678	8,690	5,446
Acquisition-related expense	406	760	3,252	3,801
De novo start-up and other expense	3,395	2,777	8,663	3,369
Facility closure operating losses and expense	—	1,116	771	3,114
Gain on contingent consideration	(1,350)	—	(1,350)	—
Bargain purchase gain	—	(1,775)	—	(1,775)
Redemption of BHR Series A Preferred Units	—	—	—	534
Income tax effect of non-GAAP adjustments	(621)	(1,180)	(3,234)	(4,064)
Adjusted net income available to AAC Holdings, Inc. common stockholders	$3,401	$3,824	$16,203	$20,918
Weighted-average common shares outstanding - diluted	23,061,065	22,047,801	22,718,117	21,661,259
GAAP diluted earnings per common share	$0.02	$0.02	$(0.03)	$0.48
Adjusted diluted earnings per common share	$0.15	$0.17	$0.71	$0.97

Adjusted EBITDA, adjusted net income available to AAC Holdings, Inc. common stockholders, and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below.   Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results.  The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP").   The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization expense, income tax (benefit) expense, stock-based compensation and related tax reimbursements, litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, facility closure operating losses and expense (associated with The Academy and FitRx), gain on contingent consideration associated with our acquisition of Townsend, and bargain purchase gain associated with our acquisition of Sunrise House in the fourth quarter of 2015.

Management defines Adjusted Net Income Available to AAC Holdings, Inc. common stockholders as net income (loss) available to AAC Holdings, Inc. common stockholders adjusted for litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, facility closure operating losses and expense (associated with The Academy and FitRx), gain on contingent consideration associated with our acquisition of Townsend, bargain purchase gain associated with our acquisition of Sunrise House in the fourth quarter of 2015, redemption of BHR Series A Preferred Units, and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income available to AAC Holdings, Inc. common stockholders as opposed to net income available to AAC Holdings, Inc. common stockholders.

With respect to our “2017 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including acquisition-related expenses and de novo start-up and other expense. We expect these adjustments may have a potentially significant impact on our future GAAP financial results.